                                                                    EXHIBIT 10.5


         SUBSCRIPTION AND OPTION AGREEMENT dated as of December ___, 2003 (this "Agreement") between (i) TELEX COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the "Company"), and (ii) RAYMOND V. MALPOCHER ("Executive").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1 hereof.

                                   Witnesseth:

         Whereas, the Company and Executive have entered into an Employment Agreement dated as of April 14, 2003 (the "Original Employment Agreement") pursuant to which Executive would serve as the President and Chief Executive Officer of the Company; and

         Whereas, pursuant to the Employment Agreement, the Company agreed to issue to Executive shares of Common Stock and an option to purchase additional shares of Common Stock; and

         Whereas, the Original Employment Agreement was assigned by the Company to Telex Communications, Inc., a Delaware corporation ("Telex"), an indirect, wholly-owned subsidiary of the Company on November 19, 2003; and

         Whereas, the Original Employment Agreement was amended as of December ___, 2003, to provide for the purchase of additional stock and options of the Company by Executive (as so amended, the (the "Employment Agreement"); and

         Whereas, the Company is willing to sell such shares of stock and issue such options to Executive.

         Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the family (including parents, spouse, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); and any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of a partnership or other ownership interest of any other Person will be deemed to control such corporation or other Person. Without limiting the generality of the foregoing, "Affiliate" shall also include the following: (i) any direct or indirect Subsidiary of such Person or of any other Affiliate of such Person; and (ii) any partnership of which such Person or any of the foregoing or any other Affiliate is a general partner, or is the holder of any interest in such partnership entitling the holder thereof to 10% or more of the profits and losses of the partnership or which represents 10% or more of the contributed capital or the capital contribution requirements of the partnership. The Company and its Subsidiaries shall not be deemed to be "Affiliates" of Executive for purposes of this Agreement.

                  "Change of Control" shall have the meaning given such term, or any similar term, under the Credit Documents.

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock determined on a fully diluted basis giving effect to all outstanding Common Stock Equivalents.

                  "Common Stock Equivalents" shall mean the Common Stock and all securities convertible into or exchangeable for Common Stock or any options, warrants, convertible securities or other rights to acquire Common Stock or such convertible or exchangeable securities.

                  "Company" shall have the meaning given such term at the beginning of this Agreement.

                  "Credit Documents" shall mean and include: (i) the Credit Agreement dated as of November 19, 2003, by and among Telex, the other persons designated as "Credit Parties" on the signature pages thereof, the Lenders who become party to such agreement, and General Electric Capital Corporation, as the initial L/C Issuer and as Agent; (ii) the Indenture dated as of November 19, 2003 among Telex, the Guarantors named therein, and BNY Midwest Trust Company, as Trustee and Collateral Agent, governing Telex's 11 1/2% Senior Secured Notes due 2008, (iii) the Indenture dated as of November 19, 2003 by and between Intermediate Holdings, as Issuer, and BNY Midwest Trust Company, as Trustee and Collateral Agent governing Intermediate Holdings' 13% Senior Subordinated Discount Notes due 2009; and (iv) any refunding, restructuring, replacement, substitution, renewal, modification, increase or extension of any of the foregoing.

                  "Employment Agreement" shall have the meaning given such term in the recitals to this Agreement.

                  "Executive" shall have the meaning given such term at the beginning of this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Government" shall mean (or in the case of "Governmental" shall refer to): (i) the governments of the United States and any country wherein the Company engages in business; (ii) the government of any state, province, county, municipality, city, town or district of any such country; and
(iii) any ministry, agency, department, authority, commission, administration, corporation, bank, court, magistrate, tribunal, arbitrator, instrumentality or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (i) and (ii).

                  "Initial Shares" shall have the meaning given such term in
Section 2 hereof.

                  "Initial Share Purchase Price" shall have the meaning given such term in Section 2 hereof.

                  "Insolvency Event", when used with respect to any Person, shall mean and include any of the following affecting such Person or the assets of such Person or his estate: bankruptcy; reorganization; insolvency proceeding; receivership; appointment of a trust or conservatorship; foreclosure on or seizure of a material portion of the assets of such Person or his estate; enforcement of any lien, mortgage, collateral assignment or similar agreement or security interest on a material portion of the assets of such Person or his estate; or any similar proceeding or action affecting such Person or his estate or a material portion of the assets of such Person or his estate.

                  "Intermediate Holdings" shall mean Telex Communications Intermediate Holdings, LLC, a Delaware limited liability company.

                  "Interested Party" when used with respect to any Sale of the Company shall mean and include: (i) any Person or "group" (as such term is used in Rule 13d-5(b) under the Exchange Act), which is the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of more than 10% of the shares of the Common Stock Deemed Outstanding as of immediately prior to any Sale of the Company Effective Date; (ii) any Affiliate, director, officer or equity security holder of any Person or group described in the preceding clause
(i); and (iii) any director or officer the Company or any Subsidiary of the Company, and any Affiliate of any such director or officer of the Company or any Subsidiary of the Company.

                  "Law" shall mean any of the following of, or issued by, any Government, including without limitation any amendment, modification or supplementation of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement, promulgation or granting thereof and prior to the date hereof: any statute, law, act, ordinance, code, rule or regulation or any writ, injunction, award, decree, judgment or order of any Government.

                  "Liens" shall mean liens, attachments, encumbrances, restrictions, licenses, claims, security interests, mortgages, pledges, charges, usufruct, easement, note of litis, lis pendens, escrows, precautionary measures (whether taken prior to or after the initiation of the lawsuit), privilege, right of option or preference, options, rights of first refusal or offer, or other right of a real or personal kind having similar effect or other limitation to full ownership, transfer and/or availability of the assets subject to the Lien in question.

                  "Liquidation Effective Date" shall have the meaning given such term in Section 3(b)(ii) hereof.

                  "Majority Holders" shall mean the holders of record of more than 50% of the Common Stock outstanding.

                  "Mandatory Sale Triggering Event" shall have the meaning given such term in Section 8(a) hereof.

                  "Mandatory Sale Election" and "Mandatory Sale Election Period" shall have the meaning given such term in Section 8(b) hereof.

                  "Mandatory Sale of Shares" shall have the meaning given such term in Section 8(c) hereof.

                  "Mandatory Sale Option" shall have the meaning given such term in Section 8(a) hereof.

                  "Mandatory Sale Purchase Price" shall have the meaning given such term in Section 8(a) hereof.

                  "Mandatory Sale Shares" shall have the meaning given such term in Section 8(a) hereof.

                  "Option" shall have the meaning given such term in Section 3(a)(i) hereof.

                  "Option Exercise Notice" shall have the meaning given such term in Section 3(b)(i) hereof.

                  "Option Exercise Price" shall have the meaning given such term in Section 3(b)(ii) hereof.

                  "Option Expiration Date" shall have the meaning given such term in Section 3(b)(ii) hereof.

                  "Option Shares" shall have the meaning given such term in Sections 3(a)(i) and 3(a)(ii) hereof.

                  "Permitted Transfers" shall have the meaning given such term in Section 6(b) hereof.

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government.

                  "Public Offering" shall mean the closing of a sale by the Company to the public of Common Stock for the account of the Company pursuant to an effective registration statement under the Securities Act.

                  "Qualified Public Offering" shall mean the closing of an underwritten Public Offering having an aggregate value (based upon the offering price of such Public Offering) of at least $[15] million.

                  "Related Persons" when used with respect to any other Person shall mean and include: members of the family of such Person (including without limitation natural and adopted children, parents, grand-parents, siblings and children of siblings); the estate of such Person upon such Person's death; descendents of such Person; and trusts or similar entities created for the benefit of such Person or any Related Person.

                  "Restricted Securities" shall mean and include the Initial Shares, the Option and the Option Shares.

                  "Sale of the Company" shall have the meaning given such term in Section 7(a) hereof.

                  "Sale of the Company Effective Date" shall have the meaning given such term in Section 3(b)(ii) hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time, together with the rules and regulations promulgated thereunder from time to time by the United States Securities and Exchange Commission.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member or a general partner or other managing person of such partnership, association or other business entity.

                  "Transfer" or "Transferred" in connection with any Restricted Securities shall mean a sale, assignment, gift, pledge, mortgage, hypothecation or other transfer of, the imposition of any Lien on or the grant of any interest therein, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise.

                  "Transferee" shall mean Persons to whom Restricted Securities are Transferred.

         2. Issuance of Initial Shares. Simultaneously with the execution and delivery of this Agreement, the Company shall issue to Executive, and Executive shall purchase, 300,000 shares of the Common Stock (the "Initial Shares") at a price of $0.30 per Initial Share (the "Initial Shares Purchase Price"), or $90,000 in the aggregate, in cash. The Company shall cause certificates evidencing the Initial Shares to be issued to Executive as soon as practicable following payment in full of the Initial Shares Purchase Price.

         3.       Option.

                  (a) (i) Effective as of the date hereof, the Company hereby grants to Executive the personal and non-transferable right to purchase (the "Option") from time to time, in whole or in part, up to 100,000 shares (the "Option Shares") of the Common Stock.

                      (ii) The number of Option Shares which may be purchased pursuant to the Option to the extent not yet exercised and/or, at the election of the Company, the Option Exercise Price under the Option to the extent not yet exercised shall be proportionately adjusted from time to time in the case of any stock dividend (including without limitation any dividend or distribution to holders of the Common Stock of any Common Stock Equivalents), stock split, stock combination, reclassification or recapitalization affecting as a class the Common Stock outstanding occurring subsequent to the date hereof. All adjustments and other determinations made by the Board of Directors of the Company with respect to the Option shall be made in good faith and shall be final and binding on the Company and Executive. Any other shares of the capital stock or securities of the Company which shall be issued pursuant to the Option shall be deemed to be "Option Shares" for all purposes of this Agreement unless the context otherwise requires.

                  (b) (i) The Option shall be exercisable from time to time, in whole or in part, on or before the Option Expiration Date upon written notice given by Executive to the Company prior to the Option Expiration Date (an "Option Exercise Notice") accompanied by the payment by Executive to the Company of the amount of $15.00 per Option Share (the "Option Exercise Price") to be purchased pursuant to the Option Exercise Notice.

                      (ii) For purposes hereof, the "Option Expiration Date" shall be the earlier of: (A) April 30, 2008; (B) the date on which any Sale of the Company shall have been effected (a "Sale of the Company Effective Date"), unless the Company and Executive shall have agreed to a different treatment of the Option in connection with any such Sale of the Company;

(C) the date on which any liquidation, dissolution or winding-up of the Company shall have been effected (a "Liquidation Effective Date"); (D) the death of Executive; or (E) the effective date of any termination of the employment of the Executive under the Employment Agreement.

                      (iii) The Company shall give Executive at least 15 days prior written notice of any Sale of the Company Effective Date or any voluntary Liquidation Effective Date.

                      (iv) The Option to the extent not duly and timely exercised on or before the Option Expiration Date shall terminate and expire automatically without the necessity of any notice or action by the Company.

                  (c) (i) Upon payment in full of the Option Exercise Price, Executive shall be deemed the holder of record of the Option Shares which are the subject of the Option Exercise Notice, and the Company shall cause certificates evidencing such Option Shares to be issued to Executive as soon as practicable. However, Executive shall not have solely on account of the Option any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as expressly provided herein.

                      (ii) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Option, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

                      (iii) The issuance of any Option Shares and the delivery of certificates representing Option Shares shall be made without charge to Executive for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Executive, and the Company shall not be required to issue or deliver any such certificate unless and until the Person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         4.       Restricted Securities; Legend.

                  (a) Executive acknowledges and confirms as follows: The Restricted Securities are or will be issued in reliance upon and in accordance with the exemption from registration afforded by Section 4(2) the Securities Act and Regulation D thereunder. Executive is acquiring the Restricted Securities for investment for Executive's own account and not with a view to any public sale or other distribution thereof. Executive has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and is a sophisticated purchaser and capable of evaluating the merits and risks of acquiring the Restricted Securities. Executive, by reason of Executive's management, business or financial experience, has the capacity to protect Executive's own interests in connection with the purchase of the Restricted Securities. Executive acknowledges and agrees as follows: (i) the Restricted Securities are "restricted securities" (as defined under the rules and regulations promulgated under the Securities Act) and as such may not be sold or transferred unless registered under the Securities

Act, unless an exemption from registration thereunder is available in connection with any such sale or transfer or unless such registration requirements are not otherwise applicable to any such sale or transfer; (ii) the Restricted Securities have not been issued pursuant to any registration or similar filing, listing or prospectus or document delivery requirements under the laws, rules or regulations of any Government or the rules, regulations or guidelines of any stock exchange or quotation system, and the Company has no obligation to effect any of the foregoing with respect to the Restricted Securities; and (iii) Executive has received, or has had access to, all information which Executive considers necessary or advisable to enable Executive to make a decision concerning the purchase of the Restricted Securities and has been given the opportunity to ask questions of, and receive answers from, the Company and the management of the Company regarding the business and prospects of the Company and the terms and conditions of the issuance of the Restricted Securities. Executive acknowledges that an investment in the Company involves a high degree of risk and is subject to a substantial risk of loss.

                  (b) All certificates and other instruments evidencing the Restricted Securities shall bear a restrictive legend in substantially the following form:

                  "The securities represented hereby are subject to the terms and conditions of the Subscription and Option Agreement dated as of December __, 2003 (the "Subscription and Option Agreement") between the Company and Raymond V. Malpocher (as such agreement may be amended or supplemented subsequent to such date). Pursuant to the Subscription and Option Agreement, no "Transfer" (as defined in the Subscription and Option Agreement) of the securities represented hereby may be effected except as permitted by the Subscription and Option Agreement.

                  The securities represented hereby have not been issued pursuant to any registration or similar filing, listing or prospectus or document delivery requirements under the laws of any Government or the rules, regulations or guidelines of any stock exchange or quotation system, and the Company has no obligation to effect any of the foregoing with respect to the securities. No Transfer of the securities represented hereby may be made without compliance with any of the foregoing, unless an exemption thereunder is available in the opinion of counsel for the Company."

         5.       Representations and Warranties.

                  (a) Each of the parties hereto represents and warrants to each other party hereto as follows as of the date of this Agreement:

                           (i) Such party may execute, deliver and perform this
Agreement without the necessity of such party obtaining any consent, approval, authorization, registration, filing or waiver or giving any notice or otherwise, except for any of the foregoing which have been irrevocably obtained or given and, in the case of applicable securities laws, subject to the representations and warranties made by Executive in Section 4(a) hereof.

                           (ii) This Agreement constitutes the legal, valid and
binding obligation of such party, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

                  (b) The Company represents and warrants to Executive as follows as of the date of this Agreement:

                           (i) This Agreement and the issuance of the Restricted
Securities have been duly authorized by the Board of Directors of the Company.

                           (ii) The Initial Shares and the Option Shares will
be, when issued and upon the payment in full of the Initial Shares Purchase Price or the Option Exercise Price (as applicable) with respect thereto, duly authorized, validly issued, fully paid and non-assessable shares of the Company, and will be issued free of preemptive rights. When issued and upon the payment in full of the Initial Shares Purchase Price or the Option Exercise Price (as applicable) with respect thereto, valid title to the Initial Shares and the Option Shares (as applicable) will be acquired by Executive, free and clear of adverse claims created by the Company.

                           (iii) The Company has authority to issue: (i) 10
million shares of Common Stock; (ii) 900 shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"); and (iii) five million shares of Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"). The shares of the Company's Series A Preferred Stock and Series B Preferred Stock which were outstanding prior to April 16, 2002 were converted into an equal number of shares of Common Stock as of that date. The Company has outstanding as of the date hereof an aggregate of 6,135,701.81 shares of Common Stock and warrants to purchase an additional 25,333.85 shares of the Common Stock.

         6.       Limitation on Transfer of Shares.

                  (a) Executive shall not effect any Transfer of the Restricted Securities, except for Permitted Transfers (but subject to the provisions of Section 4(a) hereof). Any Transfer or attempted Transfer of the Restricted Securities or any interest therein in violation of the terms and conditions of this Agreement shall be void and invalid; and the Company may refuse to transfer any Restricted Securities attempted to be Transferred in violation of this Agreement. Any Person acquiring Restricted Securities or any interest therein in violation of the terms and conditions of this Agreement, and any such Restricted Securities, shall be subject to all of obligations imposed upon or with respect to the Restricted Securities by this Agreement but shall not be entitled to any of the rights granted with respect to the Restricted Securities or the holder thereof by this Agreement.

                  (b) For purposes hereof, "Permitted Transfers" shall mean and include the following:

                           (i) Transfers by Executive of Initial Shares or, subsequent to their issuance, Option Shares pursuant to any Sale of the Company or Mandatory Sale of Shares.

                           (ii) Transfers by Executive to Executive's Related Persons of Initial Shares or, subsequent to their issuance, Option Shares, provided that: (A) such Transfers are approved by the Company (which approval shall not be unreasonably withheld) and will not result in a Change of Control; and (B) the Transferee executes an agreement satisfactory to the Company pursuant to which such Transferee agrees that the Transferred Initial Shares and Option Shares shall continue to be subject to this Agreement (including without limitation the provisions of this Section 6 and Section 7 and 8 hereof), and that the Transferee shall be subject to this Agreement the same as Executive (including without limitation with respect to the provisions of this Section 6 and Sections 7, 8 and 9 hereof) and as if an original party to this Agreement.

                           (iii) Subsequent to a Qualified Public Offering, Transfers by Executive of Initial Shares or, subsequent to their issuance, Option Shares (A) if such Transfers are then permitted under applicable securities Laws, (B) subject to any restrictions imposed by any underwriter of the Qualified Public Offering on Transfers of Common Stock by directors, officers and principal stockholders of the Company (other than shares of Common Stock which are proposed to be sold by stockholders in any such Qualified Public Offering), and (C) provided that such Transfers will not result in a Change of Control.

                  (c) All Transfers of Initial Shares and Option Shares shall be subject to the provisions of Section 4(a) hereof and subject to compliance with applicable securities laws.

         7.       Sale of the Company.

                  (a) In the event that the Board of Directors of the Company or the Majority Holders shall propose to effect a sale or similar transaction affecting all the outstanding shares of the Company, a merger, consolidation or reincorporation of the Company or a sale of all or substantially all of the assets of Company and its Subsidiaries (a "Sale of the Company"), provided that such Sale of the Company is not with or to any Interested Party, Executive shall join in, and cooperate in effecting, the Sale of the Company (including without limitation the Transfer of the Initial Shares and the Options Shares pursuant to the Sale of the Company), and shall vote the Initial Shares and the Option Shares in favor of the Sale of the Company if a vote of the holders of the Common Stock is necessary to effect the Sale of the Company; provided that Executive receives the same consideration for each Initial Share and Option Share as every other holder of the Common Stock.

                  (b) Executive shall execute and deliver all such documents, certificates, agreements, stock powers, indemnifications, guarantees and instruments which Majority Holders shall be required to execute and deliver in connection with any Sale of the Company, and Executive shall deliver the Initial Shares and the Option Shares free and clear of all Liens.

                  (c) In the event of any Sale of the Company resulting in the conversion or exchange of the Common Stock, any securities issued in respect of the Initial Shares and the Option Shares shall, if elected by the Board of Directors of the Company, be deemed to be "Initial Shares" and "Option Shares" for purposes of this Agreement; and Executive shall execute any amendment to this Agreement requested by the Board of Directors to continue the application of the provisions of this Agreement to any securities received by Executive in any Sale of the Company.

                  (d) The Chairman of the Board of Directors of the Company is hereby appointed as the attorney-in-fact of Executive (and the estate of Executive) with full power and authority to execute and deliver in the name of Executive (and the estate of Executive) all such documents, certificates, agreements, indemnifications, guarantees, endorsements and instruments, and to take all other actions which the Chairman of the Board of Directors of the Company deems necessary or desirable, in connection with and in furtherance of any Sale of the Company, including without limitation (i) to execute any stock powers effecting the Transfer of the Initial Shares and the Options Shares pursuant to the Sale of the Company, and (ii) to execute or approve any resolutions of the stockholders of the Company in furtherance of, or desirable to effect, any Sale of the Company. Such power-of-attorney (which appointment is irrevocable and coupled with an interest) shall survive the death or disability of Executive and, in the case of any holder of the Restricted Securities which is not an individual, any liquidation, dissolution or Insolvency Event affecting any such holder.

         8.       Mandatory Sale of Shares.

                  (a) In the event that any of the following shall have occurred (a "Mandatory Sale Triggering Event"):

                           (i) the employment of Executive under the Employment Agreement shall have been terminated prior to any Sale of the Company Effective Date (but other than in connection with any Sale of the Company);

                           (ii) an Insolvency Event shall have occurred with respect to Executive prior to any Sale of the Company Effective Date; or

                           (iii) Executive (or the estate of Executive) shall have breached in any respect the provisions of this Agreement;

then the Company shall have the right to require Executive (or the estate of Executive) to sell to the Company or its assigns (the "Mandatory Sale Option") all or a portion (as the Company shall elect) of the following amount of Initial Shares and Option Shares (the "Mandatory Sale Shares"):

If the Mandatory Sale Triggering Event shall
have occurred:                                        Initial Shares        Option Shares
-------------------------------------------------  -------------------   ------------------
On or before April 30, 2005......................            300,000              100,000

During the period commencing May 1, 2005 and
ending April 30, 2006............................            200,000               66,000

During the period commencing May 1, 2006 and
ending April 30, 2007............................            100,000               33,000

Subsequent to April 30, 2007.....................                  0                    0

                  (b) The Mandatory Sale Option may be exercised by the Company in whole or in part during the 90-day period following the occurrence of a Mandatory Sale Triggering Event (the "Mandatory Sale Election Period") by notice in writing given by the Company to Executive (or to the estate of Executive) (a "Mandatory Sale Election"). However, in the event that, at the time the Company is entitled to make a Mandatory Sale Election, the Company is prohibited by the terms of the Credit Documents from consummating a Mandatory Sale of Shares, then the applicable Mandatory Sale Election Period may be extended by the Company for a period ending no later than the 30th day following the date on which such prohibition under the Credit Documents shall have expired or been waived by the other parties to the Credit Documents, and the number of Initial Shares and Option Shares that the Company would otherwise be entitled to purchase during the original Mandatory Sale Election Period shall continue during such extended Mandatory Sale Election Period; however, the Company shall use its reasonable commercial efforts during and after the original Mandatory Sale Election Period to obtain a consent or waiver under the Credit Documents to allow the Company to consummate (but the Company shall not be obligated to make a Mandatory Sale Election) the Mandatory Sale of Shares.

                  (c) In the event that the Company shall make a Mandatory Sale Election, the Company shall purchase, and Executive (or the estate of Executive) shall sell, the Mandatory Sale Shares within 30 days following the date on which the Mandatory Sale Election is received by Executive (or the estate of Executive) (a "Mandatory Sale of Shares"). Executive (or the estate of Executive) shall, against the payment of the Mandatory Sale Purchase Price, deliver the Mandatory Sale Shares to the Company or its assigns free and clear of any Liens accompanied by stock transfer instruments and endorsements satisfactory to the Company. The Chairman of the Board of Directors of the Company is hereby appointed as the attorney-in-fact of Executive (and the estate of Executive) with full power and authority to execute and deliver in the name of Executive (or the estate of Executive) all such documents, certificates, agreements, indemnifications, guarantees, endorsements and instruments, and to take all other actions which the Chairman of the Board of Directors of the Company deems necessary or desirable, in connection with and in furtherance of any Mandatory Sale of Shares.

                  (d) In the event that a Mandatory Sale Election shall be made by the Company, the "Mandatory Sale Purchase Price" shall be: (A) $0.30 per Initial Share which is the subject of the Mandatory Sale Election; and (B) the Option Exercise Price paid by Executive per Option Share which is the subject of the Mandatory Sale Election. The Mandatory Sale Purchase Price under this Section 8(d)(ii) shall be proportionately adjusted from time to time in the case of any stock dividend (including without limitation any dividend or distribution to holders of the Common Stock of any Common Stock Equivalents), stock split, stock combination, reclassification or recapitalization affecting as a class the Common Stock outstanding occurring subsequent to the date hereof and prior to closing of the Mandatory Sale of Shares; and any such adjustments shall be made by the Board of Directors of the Company in good faith and shall be final and binding on the Company and Executive.

         9.       Voting.

                  (a) In connection with any matter submitted to the holders of the Common Stock or other capital stock or securities of the Company, Executive shall vote all Initial Shares and Option Shares in favor or against such matters (including without limitation the election of directors of the Company) in the same proportion as the Majority Holders shall vote their shares of Common Stock and other capital stock and securities of the Company.

                  (b) Executive hereby grants to the Chairman of the Board of Directors of the Company a proxy to vote all Initial Shares and Option Shares as provided in Section 9(a) hereof; and such proxy shall be irrevocable and shall survive the death or disability of Executive. In the event that, for any reason, the foregoing proxy shall become unenforceable or shall have expired, then Executive shall execute and grant a new proxy on the same terms as provided herein. The proxy granted hereunder, and the obligations of the undersigned under this Section 9(a), shall be noted in the voting records and registrar of the Company if required by the Company.

                  (c) The provisions of this Section 9 shall terminate after any Qualified Public Offering.

         10. Further Actions. From time to time, as and when requested by the Company, Executive shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be deemed necessary or desirable to carry out the intent and purposes of this Agreement and to consummate and give effect to, or to evidence, the transactions hereunder and the provisions of this Agreement.

         11.      Miscellaneous.

                  (a) This Agreement, together with the Employment Agreement, contains the entire agreement among the parties to this Agreement with respect to the transactions hereunder and supersedes all prior arrangements or understandings with respect thereto. In the event of any conflict between this Agreement and the Employment Agreement, the terms of this Agreement shall govern.

                  (b) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (c) All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered personally or sent by facsimile transmission, internationally recognized over-night courier or registered or certified mail, postage prepaid, addressed as follows:

    If to the Company:                              with a copy to:
    -----------------                               --------------

    12000 Portland Avenue                           Stroock & Stroock & Lavan LLP
    Burnsville, Minnesota 55337                     180 Maiden Lane
    Telephone: 952.887.7489                         New York, New York 10038
    Facsimile:    952.886.3754                      Telephone:     212.806.5864
    Attention:    Kristine L. Bruer                 Facsimile:     212.806.6006
                  General Counsel                   Attention:     Melvin Epstein

    If to Executive:
    ---------------

    441 Silver Leaf Circle
    Trappe, Pennsylvania 19426

Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by facsimile transmission (with transmission confirmed in a writing) or nationally recognized overnight courier; or (ii) if sent by registered or certified mail, on the date on which such mailing was received by the party to whom it was addressed. Any party may by notice as aforesaid change the address to which notices or other communications to it are to be delivered or mailed.

                  (d) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.

                  (e) Any action, suit or other proceeding initiated by any party hereto against the others under or in connection with this Agreement may be brought only in the United States District Court for the District of Delaware or a Delaware state court located in the City of Wilmington having appropriate jurisdiction. The parties hereto hereby submit themselves to the jurisdiction of any such court for the purpose of any such action and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

                  (f) The parties hereto acknowledge that the award of damages for any breach of the obligations undertaken by the parties hereto may be insufficient and inadequate and that the parties hereto shall be entitled to obtain specific performance of the obligations of the other parties under this Agreement or other injunctive relief, in addition to damages.

                  (g) In the event that it shall be necessary for any party to this Agreement to commence litigation to enforce its rights under this Agreement, and in the event that it is finally determined by a court of competent jurisdiction that the party against whom such enforcement is sought is in material breach of its obligations under this Agreement, then the prevailing party shall be entitled also to its legal costs in connection with the enforcement of such rights. In the event that it is finally determined by a court of competent jurisdiction that the party against whom such enforcement is sought is not in material breach of its obligations under this Agreement, then such party shall be entitled to its legal costs in connection with the defense of the action brought against it.

                  (h) Neither this Agreement nor any claims or rights under this Agreement shall be assignable otherwise than by operation of law by any party without the prior written consent of the other parties, and any purported assignment by any party without the prior written consent of the other parties shall be void. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors (whether by merger or otherwise) and permitted assigns.

                  (i) Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

                  (j) Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party or any other Person; and this Agreement shall be effective only as among the parties hereto, their successors and permitted assigns.

                  (k) In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

                  (l) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

             [The remainder of this page intentionally left blank.]

         In witness whereof, the undersigned have executed this Agreement as of the date first above written.

TELEX COMMUNICATIONS, HOLDINGS, INC.           Executive:
                                               ---------

By:
    --------------------------------------     ---------------------------------
         Name:  Gregory Richter                RAYMOND V. MALPOCHER
         Title:  Chief Financial Officer




                                 SPOUSAL CONSENT

         The undersigned, being the spouse of Raymond V. Malpocher ("Executive"), hereby: (i) consents to the terms and conditions of the Subscription and Option Agreement dated as of December __, 2003 (the "Agreement") between Telex Communications Holdings, Inc. (the "Company") and Executive; (ii) agrees that the Restricted Securities (as defined in the Agreement) shall be subject to the terms and conditions of the Agreement; (iii) agrees that all actions taken from time to time by Executive under the Agreement shall be binding upon the undersigned without the necessity of any consent, acknowledgment or confirmation by the undersigned; and (iv) acknowledges that the Company is relying upon the execution by the undersigned of this Spousal Consent in connection with the execution and performance by the Company of the Agreement.

         In witness whereof, the undersigned has executed this Spousal Consent as of the ___ day of December, 2003.

                                            Spouse of Executive:
                                            -------------------


                                            ------------------------------------
                                                         [NAME]